UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011
KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488

(Commission	(IRS Employer
File Number)	Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)
(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.01

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On March 4, 2011, the board of directors (the “Board of Directors”) of Keynote Systems, Inc. (“Keynote”) approved and adopted an amendment (the “Amendment”) to the Keynote 1999 Equity Incentive Plan, as amended (the “1999 Plan”). The March 4, 2011 amendment proposes, in addition to the proposed three-year extension of the term of the 1999 Plan, to eliminate the ability set forth in Section 16 of the 1999 Plan to buy for cash from a participant a previously-issued award issued pursuant to the 1999 Plan. The Amendment is subject to approval by Keynote’s stockholders at the 2011 Annual Meeting of Stockholders of Keynote to be held at its executive offices, located at 777 Mariners Island Boulevard in San Mateo, California, on Friday, March 18, 2011 at 10:00 a.m., Pacific Time.
     The above description of the Amendment does not purport to be complete, is subject to and qualified in its entirety by the form of Amendment filed as Exhibit 99.01 hereto, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     99.01 Amendment to the Keynote Systems, Inc. 1999 Equity Incentive Plan, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.
Date: March 7, 2011	By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.01	Amendment to the Keynote Systems, Inc. 1999 Equity Incentive Plan, as amended